Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Carol Wallace
Pitney Bowes Inc.
203-351-6974
Carol.Wallace@pb.com

Pitney Bowes Announces Cash Tender Offer for Notes

STAMFORD, CONN.– Mar. 4, 2014—Pitney Bowes Inc. (NYSE:PBI) (the “Company,” “us” or “Pitney Bowes”) today announced it has commenced a cash tender offer (the “Tender Offer”) for up to a combined aggregate principal amount of $350,000,000 of its 5.250% Notes due 2037 (the “Priority 1 Notes”), 5.750% Notes due 2017 (the “Priority 2 Notes”), 4.750% Notes due 2016 (the “Priority 3 Notes”), 4.750% Notes due 2018 (the “Priority 4 Notes”) and 5.600% Notes due 2018 (the “Priority 5 Notes” and, together with the Priority 1 Notes, the Priority 2 Notes, the Priority 3 Notes and the Priority 4 Notes, the “Notes” and each a series of Notes).

The Tender Offer is being made pursuant to, and subject to the terms and conditions in, an Offer to Purchase, dated March 4, 2014 (the “Offer to Purchase”) and related Letter of Transmittal, dated March 4, 2014 (the “Letter of Transmittal”), which set forth a complete description of terms of the Tender Offer. A summary of the Tender Offer is below:

Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Tender Consideration/ Hypothetical Tender Consideration(2)(3)	Early Tender Premium(4)	Total Consideration/ Hypothetical Total Consideration(2)(3)

5.250% Notes due 2037	72447XAB3	$500,000,000	1	n/a	n/a	n/a	$1,080.00	$30	$1,110.00

5.750% Notes due 2017	72447XAC1	$500,000,000	2	0.625% UST due 02/15/2017	FIT1	90	$1,112.36	$30	$1,142.36

4.750% Notes due 2016	72447XAA5	$370,914,000	3	0.375% UST due 01/15/2016	FIT4	15	$1,048.56	$30	$1,078.56

4.750% Notes due 2018	72447WAA7	$350,000,000	4	1.500% UST due 02/28/2019	FIT1	85	$1,066.06	$30	$1,096.06

5.600% Notes due 2018	72447XAD9	$250,000,000	5	1.500% UST due 02/28/2019	FIT1	85	$1,094.64	$30	$1,124.64

1. The applicable page on Bloomberg from which the Lead Dealer Managers (as defined herein) will quote the bid-side prices of the applicable Reference Treasury Security (as defined herein).

2. Per $1,000 principal amount of Notes (as defined herein) tendered and accepted for purchase. Holders (as defined herein) of Notes will also receive accrued and unpaid interest on Notes accepted for purchase up to, but excluding, the Early Settlement Date or the Final Settlement Date (each as defined herein), as applicable.

3. Tender Consideration and Total Consideration for the 5.250% Notes due 2037. Hypothetical Tender Consideration and Hypothetical Total Consideration for all other series of Notes, based on the Reference Yield (as defined herein) of the Reference Treasury Security (as set forth above) as of 2:00 p.m., New York City time on March 3, 2014 and an Early Settlement Date (as defined herein) on March 18, 2014. The actual Reference Yields of the Reference Treasury Securities will be determined by the Lead Dealer Managers based on certain quotes available at the Price Determination Date (as defined herein), which is expected to be at 2:00 p.m., New York City Time, on March 17, 2014. See Schedules A and B in the Offer to Purchase for more detailed instructions.

4. Per $1,000 principal amount of Notes.

1

The Tender Offer will expire at 11:59 p.m., New York City Time, on March 31, 2014, unless extended (such date and time, as the same may be extended, the “Expiration Date”). Holders of Notes subject to the Tender Offer must validly tender and not validly withdraw their Notes at or before 5:00 p.m., New York City Time, on March 17, 2014, unless extended (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the applicable Total Consideration (as defined below) for their tendered Notes. Notes tendered may be validly withdrawn at any time at or before 5:00 p.m., New York City time, on March 17, 2014 (the “Withdrawal Deadline”), but not thereafter, except in limited circumstances where additional withdrawal rights are required by law (as determined by the Company). Holders of Notes subject to the Tender Offer who validly tender their Notes after the Early Tender Date and at or before the Expiration Date will only receive the applicable Tender Consideration per $1,000 principal amount of Notes tendered by such Holders that are acceptable for purchase, which is equal to the applicable Total Consideration minus $30 (the “Early Tender Premium”). After the Withdrawal Deadline, tendered Notes may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law. Assuming the Tender Offer is not extended and the conditions to the Tender Offer are satisfied or waived, we expect that settlement for Notes validly tendered and not validly withdrawn at or before the Early Tender Date and accepted for purchase will occur on March 18, 2014, and that settlement for Notes validly tendered and not validly withdrawn at or before the Expiration Date and accepted for purchase will occur on April 1, 2014.

The “Total Consideration” paid in the Tender Offer for the Priority 1 Notes will be $1,110.00. The “Total Consideration” paid in the Tender Offer for the Priority 2 Notes, Priority 3 Notes, Priority 4 Notes and Priority 5 Notes will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”) specified in the table above and in the Offer to Purchase.

Holders of Notes that are validly tendered and not validly withdrawn at or before the Early Tender Date and accepted for purchase will receive the applicable “Total Consideration,” which includes an early tender payment of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes after the Early Tender Date and at or before the Expiration Date will only receive the applicable Tender Consideration per $1,000 principal amount of Notes tendered by such Holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the applicable settlement date.

The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. Except as otherwise provided, the amounts of each series of Notes that are purchased on any settlement date will be determined in accordance with the Acceptance Priority Levels specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 5 being the lowest Acceptance Priority Level. In addition, we will only accept for purchase Notes up

2

to a combined aggregate principal amount of $350,000,000 (the “Maximum Amount”). Notes tendered at or prior to the Early Tender Date will be accepted for purchase in priority to the Notes tendered after the Early Tender Date even if such Notes tendered after the Early Tender Date have higher Acceptance Priority Levels than Notes tendered prior to the Early Tender Date.

Notes of a Series may be subject to proration on either the Early Settlement Date or the Final Settlement Date, as the case may be, if the aggregate principal amount of the Notes of such Series tendered on such Settlement Date would cause the Maximum Amount to be exceeded. If the aggregate principal amount of Notes validly tendered at or prior to the Early Tender Date is equal to or in excess of the Maximum Amount, no additional Notes of any Series tendered after the Early Tender Date will be accepted for purchase. As a result, Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date will be eligible for purchase only if and to the extent that the aggregate principal amount of Notes purchased on the Early Settlement Date (as defined herein) is less than the Maximum Amount.

Subject to applicable law, the Tender Offer may be amended, extended, terminated or withdrawn with respect to one or more series of Notes. We may also increase or decrease the Maximum Amount. If the Tender Offer is terminated with respect to any series of Notes without Notes of such series being accepted for purchase, Notes of such series tendered pursuant to the Tender Offer will promptly be returned to the tendering holders. Notes tendered pursuant to the Tender Offer and not purchased due to the priority acceptance procedures or due to proration will be returned to the tendering holders promptly following the Expiration Date or, if the Tender Offer is fully subscribed as of the Early Tender Date, promptly following the Early Tender Date.

Concurrently with the commencement of the Tender Offer, we intend to offer and sell new debt securities of the Company through an underwritten public offering (the “Notes Offering”). The net proceeds of the Notes Offering, together with cash on hand, will be used to finance the purchase of the Notes validly tendered pursuant to the Tender Offer, and to pay all fees and expenses in connection therewith. We expect to consummate the Notes Offering at or prior to the Early Tender Date. Notwithstanding any other provision of the Tender Offer, the Company’s obligation to accept for purchase, and to pay for, any Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer is conditioned upon the following having occurred or having been waived by the Company at or before the Early Tender Date: (a) the Company receiving funds in the Notes Offering sufficient to purchase, together with cash on hand, all Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company and pay all fees and expenses in connection with the Notes Offering and the Tender Offer (the “Financing Condition”), and (b) satisfaction of the other conditions to the Tender Offer set forth in the Offer to Purchase. See “The Terms of the Tender Offer—Conditions to the Tender Offer”.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

3

Goldman, Sachs, & Co. (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”) are serving as Lead Dealer Managers for the Tender Offer. Questions regarding the Tender Offer may be directed to Goldman Sachs at 800-828-3182 (toll free) or 212-902-6941 (collect), or to J.P. Morgan at 866-834-4666 (toll free) or 212-834-4811 (collect). Requests for the Offer to Purchase, the Letter of Transmittal, or the documents incorporated by reference therein may be directed to Global Bondholder Services Corporation, which is acting as Tender Agent for the Tender Offer, at the following telephone numbers: banks and brokers, 212-430-3774; all others toll free at 866-924-2200.

About Pitney Bowes

Pitney Bowes provides technology solutions for small, mid-size and large firms that help them connect with customers to build loyalty and grow revenue.  Many of the company’s solutions are delivered on open platforms to best organize, analyze and apply both public and proprietary data to two-way customer communications.  Pitney Bowes includes direct mail, transactional mail and call center communications in its solution mix along with digital channel messaging for the Web, email and mobile applications.  Pitney Bowes: Every connection is a new opportunity™. www.pb.com.

Forward-Looking Statements

This document contains “forward-looking statements” about our expected or potential future business and financial performance. For us forward-looking statements include, but are not limited to, statements about our future revenue and earnings guidance and other statements about future events or conditions, including statements about the terms and conditions of, and completion of, the Tender Offer or the concurrent notes offering. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: risks associated with the consummation of the Tender Offer and the concurrent notes offering; mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; management of outsourcing arrangements; changes in business portfolio; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; and other factors beyond our control as more fully outlined in the Company's 2013 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

# # #

4